Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                             Joseph Edelman

Issuer and Ticker Symbol:                     Biosante Pharmaceuticals, Inc.
                                              (BPA)

Date of Earliest Transaction (Month/Day/Year) October 6, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

PERCEPTIVE LIFE SCIENCES                      PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its
    investment advisor


By:    /s/ Joseph Edelman                     By:    /s/ Joseph Edelman
    ------------------------------                ------------------------------
Name:  Joseph Edelman                         Name:  Joseph Edelman
Title: Managing Member                        Title: Managing Member

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